UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DRDGOLD LIMITED
(Exact name of registrant as specified in its charter)

REPUBLIC OF SOUTH AFRICA	NOT APPLICABLE
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 CONSTANTIA BOULEVARD, CONSTANTIA KLOOF EXT 28, ROODEPOORT, SOUTH AFRICA	1709

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depository Shares, each representing the right to receive ten Ordinary Shares	New York Stock Exchange, Inc.
Ordinary Shares of no Par Value*	New York Stock Exchange, Inc.

* Application to be made for listing, not for trading, in connection with the registration of American Depositary Shares to be traded on the New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                 N/A              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

DRDGOLD Limited (the "Registrant") hereby incorporates by reference the descriptions of the Ordinary Shares and American Depositary Shares registered hereby contained under the headings "Item 10B. Additional Information—Description of our Memorandum, Articles of Association and Ordinary Shares," "Item 10D. Additional Information—Exchange Controls," "Item 10E. Additional Information—Taxation" and "Item 10F. Additional Information—Dividends and Paying Agents" in the Registrant’s Annual Report on Form 20−F (No. 0-28800), filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 28, 2011. This registration statement has been filed in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc., and the de-listing of the American Depositary Shares from The Nasdaq Stock Market LLC.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8−A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DRDGOLD Limited

Date:	December 19, 2011

By:	/s/ Daniël Johannes Pretorius
Daniël Johannes Pretorius Chief Executive Officer and Director